Exhibit 99.1

Intapp Announces First Quarter Fiscal Year 2024 Financial Results

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First quarter SaaS and support revenue of $73.1 million, up 29% year-over-year
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First quarter total revenue of $101.6 million, up 28% year-over-year
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Cloud annual recurring revenue (ARR) of $242.5 million, up 38% year-over-year

PALO ALTO, Calif., Nov. 7, 2023 – Intapp, Inc. (NASDAQ: INTA), a leading provider of cloud software for the global professional and financial services industry, announced its financial results for the first quarter of fiscal year 2024 ended September 30, 2023. Intapp also provided its outlook for the second quarter and updated outlook for the full fiscal year of 2024.

“We are pleased to start fiscal year 2024 on a strong note,” said John Hall, CEO of Intapp. “Our first quarter results are supported by continued innovation and cloud growth, as well as the addition of new logos and expansion of existing client accounts around the world.”

First Quarter of Fiscal Year 2024 Financial Highlights

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SaaS and support revenue was $73.1 million, a 29% year-over-year increase compared to the first quarter of fiscal year 2023.
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Total revenue was $101.6 million, a 28% year-over-year increase compared to the first quarter of fiscal year 2023.
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Cloud ARR was $242.5 million as of September 30, 2023, a 38% year-over-year increase compared to Cloud ARR as of September 30, 2022. Cloud ARR represented 69% of total ARR as of September 30, 2023, compared to 62% as of September 30, 2022.
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Total ARR was $350.1 million as of September 30, 2023, a 23% year-over-year increase compared to total ARR as of September 30, 2022.
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GAAP operating loss was $(14.0) million, compared to a GAAP operating loss of $(19.1) million in the first quarter of fiscal year 2023.
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Non-GAAP operating profit was $6.4 million, compared to a non-GAAP operating profit of $1.8 million in the first quarter of fiscal year 2023.
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GAAP net loss was $(15.3) million, compared to a GAAP net loss of $(20.1) million in the first quarter of fiscal year 2023.
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Non-GAAP net income was $4.6 million, compared to a non-GAAP net income of $0.9 million in the first quarter of fiscal year 2023.
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GAAP net loss per share was $(0.22), compared to a GAAP net loss per share of $(0.32) in the first quarter of fiscal year 2023.
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Non-GAAP fully diluted net income per share was $0.06, compared to a non-GAAP fully diluted net income per share of $0.01 in the first quarter of fiscal year 2023.

Balance Sheet and Cash Flow Highlights

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Cash and cash equivalents were $141.5 million as of September 30, 2023, compared to $130.4 million as of June 30, 2023.
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For the three months ended September 30, 2023, cash provided by operating activities was $11.6 million, compared to cash provided by operating activities of $3.2 million for the three months ended September 30, 2022.

Business Highlights

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As of September 30, 2023, we served more than 2,350 clients, 626 of which each generated more than $100,000 of ARR.
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We upsold and cross-sold our existing clients such that our trailing twelve months’ net revenue retention rate as of September 30, 2023 was within our expected range of 113% to 117%.
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We continued to add new clients and expand existing accounts across the professional and financial services industry, including: ALIVE Ventures, The Bloom Organization, Mayer Brown, Network Corporate Finance, Nishimura & Asahi, Quadrille Capital, Storskogen, and Warner Norcross + Judd.
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DealCloud won a 2023 PropTech Breakthrough Award for Overall Real Estate Data Solution Provider of the Year.

Second Quarter and Full Fiscal Year 2024 Outlook

Fiscal 2024 Outlook
	Second Quarter	Fiscal Year
SaaS and support revenue (in millions)	$75.0 - $76.0	$310.0 - $314.0
Total revenue (in millions)	$102.5 - $103.5	$422.5 - $426.5
Non-GAAP operating profit (in millions)	$5.0 - $6.0	$24.5 - $28.5
Non-GAAP diluted net income per share	$0.04 - $0.06	$0.25 - $0.29

The guidance provided above constitutes forward-looking statements and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

The information presented in this press release includes non-GAAP financial measures such as “non-GAAP operating profit,” “non-GAAP net income,” and “non-GAAP net income per share.” Refer to “Non-GAAP Financial Measures and Other Metrics” for a discussion of these measures and the financial tables below for reconciliations of each non-GAAP financial measure to the most directly comparable GAAP financial measure. The Company has not included a quantitative reconciliation of its guidance for non-GAAP operating profit and non-GAAP diluted net income per share to their most directly comparable GAAP financial measures because certain of these reconciling items, including stock-based compensation and amortization of intangible assets, could be highly variable and cannot be reasonably predicted without unreasonable effort. This is due to the inherent difficulty of forecasting the timing of certain events that have not yet occurred and are out of the Company’s control and the amounts of associated reconciling items. Please note that the unavailable reconciling items could significantly impact the Company’s GAAP operating results.

Corporate Presentation

A supplemental financial presentation and other information will be accessible through Intapp’s investor relations website at https://investors.intapp.com/.

Webcast

Intapp will host a conference call for analysts and investors on Tuesday, November 7, 2023, beginning at 2:00 p.m. PT (5:00 p.m. ET). The call will be webcast live via the “Investors” section of the Intapp company website at https://investors.intapp.com/. A replay of the call will be available through the Intapp website for 90 days.

About Intapp

Intapp makes the connected firm possible. We provide cloud software solutions that address the unique operating challenges and regulatory requirements of the global professional and financial services industry. Our solutions help more than 2,350 of the world’s premier private capital, investment banking, legal, accounting, and consulting firms connect their most important assets: people, processes, and data. As part of a connected firm, professionals gain easy access to the information they need to win more business, increase investment returns, streamline deal and engagement execution, and strengthen risk management and compliance.

Forward-Looking Statements

This press release contains express and implied “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the second quarter and full year of fiscal year 2024, growth strategy, business plans and market position. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” “expand,” “outlook” or the negative of these terms, and similar expressions intended to identify forward-looking statements. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance, or achievement to differ materially and adversely from those anticipated or implied in the statements, including: our ability to continue our growth at or near historical rates; our future financial performance and ability to be profitable; the effect of global events on the U.S. and global economies, our business, our employees, results of operations, financial condition, demand for our products, sales and implementation cycles, and the health of our clients’ and partners’ businesses; our ability to prevent and respond to data breaches, unauthorized access to client data or other disruptions of our solutions; our ability to effectively manage U.S. and global market and economic conditions, including inflationary pressures, economic and market downturns and volatility in the financial services industry, particularly adverse to our targeted industries; the length and variability of our sales cycle; our ability to attract and retain customers; our ability to attract and retain talent; our ability to compete in highly competitive markets, including AI products; our ability to manage additional complexity, burdens, and volatility in connection with our international sales and operations; our ability to incur indebtedness in the future and the effect of conditions in credit markets; the sufficiency of our cash and cash equivalents to meet our liquidity needs; and our ability to maintain, protect, and enhance our intellectual property rights. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and any subsequent public filings. Moreover, we operate in a very competitive and rapidly changing environment, and new risks may emerge from time to time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results or outcomes to differ materially from those contained in any forward-looking statements we may make. Forward-looking statements speak only as of the date the statements are made and are based on information available to us at the time those statements are made and/or management's good faith belief as of that time with respect to future events. We assume no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

Non-GAAP Financial Measures and Other Metrics

This press release contains the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating profit, non-GAAP net income and non-GAAP net income per share. These non-GAAP measures exclude the impact of stock-based compensation, amortization of intangible assets, lease modification and impairment, change in fair value of contingent consideration, transaction costs and the income tax effect of non-GAAP adjustments. See below for a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

Other metrics include total ARR, Cloud ARR and net revenue retention rate. Total ARR represents the annualized recurring value of all active SaaS and on-premise subscription contracts at the end of a reporting period. Cloud ARR is the portion of the annualized recurring value of our active SaaS contracts at the end of a reporting period. Contracts with a term other than one year are annualized by taking the committed contract value for the current period divided by number of days in that period, then multiplying by 365.

Net revenue retention rate is calculated by starting with the ARR from the cohort of all clients as of the twelve months prior to the applicable fiscal period, or prior period ARR. We then calculate the ARR from these same clients as of the current fiscal period, or current period ARR. We then divide the current period ARR by the prior period ARR to calculate the net revenue retention rate.

We believe these non-GAAP financial measures and metrics provide useful information to investors as they are used by management to manage the business, make planning decisions, evaluate our performance, and allocate resources and provide useful information regarding certain financial and business trends relating to our financial condition and results of operations. These non-GAAP financial measures, which may be different than similarly-titled measures used by other companies, should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Guidance for non-GAAP financial measures excludes stock-based compensation expense and amortization of intangible assets. Non-GAAP diluted net income per share is calculated by dividing non-GAAP net income by the estimated fully diluted weighted average shares outstanding for the period.

Investor Contact

David Trone

Senior Vice President, Investor Relations

Intapp, Inc.

ir@intapp.com

Media Contact

Ali Robinson

Global Media Relations Director

Intapp, Inc.

press@intapp.com

INTAPP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data and percentages)

	Three Months Ended September 30,
	2023	2022
Revenues
SaaS and support	$73,061	$56,813
Subscription license	13,903	12,248
Total recurring revenues	86,964	69,061
Professional services	14,611	10,477
Total revenues	101,575	79,538
Cost of revenues
SaaS and support	14,413	12,398
Total cost of recurring revenues	14,413	12,398
Professional services	17,160	12,936
Total cost of revenues	31,573	25,334
Gross profit	70,002	54,204
Gross margin	68.9%	68.1%
Operating expenses:
Research and development	28,496	19,679
Sales and marketing	34,419	31,312
General and administrative	21,052	20,410
Lease modification and impairment	—	1,949
Total operating expenses	83,967	73,350
Operating loss	(13,965)	(19,146)
Interest expense	(39)	(39)
Interest and other income (expense), net	(904)	(684)
Net loss before income taxes	(14,908)	(19,869)
Income tax expense	(413)	(185)
Net loss	$(15,321)	$(20,054)
Net loss per share, basic and diluted	$(0.22)	$(0.32)
Weighted-average shares used to compute net loss per share, basic and diluted	68,937	62,864

INTAPP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	September 30, 2023	June 30, 2023
Assets
Current assets:
Cash and cash equivalents	$141,547	$130,377
Restricted cash	200	808
Accounts receivable, net	68,815	92,973
Unbilled receivables, net	14,547	10,661
Other receivables, net	571	878
Prepaid expenses	8,972	7,335
Deferred commissions, current	12,076	11,807
Total current assets	246,728	254,839
Property and equipment, net	17,695	16,366
Operating lease right-of-use assets	16,050	17,180
Goodwill	278,601	278,890
Intangible assets, net	40,552	43,257
Deferred commissions, noncurrent	16,139	16,529
Other assets	1,818	1,846
Total assets	$617,583	$628,907
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,185	$6,018
Accrued compensation	25,574	39,761
Accrued expenses	13,369	11,626
Deferred revenue, net	191,435	191,042
Other current liabilities	7,536	10,902
Total current liabilities	244,099	259,349
Deferred tax liabilities	1,309	1,422
Deferred revenue, noncurrent	1,184	1,355
Operating lease liabilities, noncurrent	14,993	16,195
Other liabilities	9,325	9,378
Total liabilities	270,910	287,699
Stockholders’ equity:
Common stock	69	69
Additional paid-in capital	818,716	797,639
Accumulated other comprehensive loss	(1,630)	(1,339)
Accumulated deficit	(470,482)	(455,161)
Total stockholders’ equity	346,673	341,208
Total liabilities and stockholders’ equity	$617,583	$628,907

INTAPP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Three Months Ended September 30,
	2023	2022
Cash Flows from Operating Activities:
Net loss	$(15,321)	$(20,054)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,009	4,116
Amortization of operating lease right-of-use assets	1,130	1,273
Accounts receivable allowances	425	158
Stock-based compensation	18,757	15,768
Lease modification and impairment	—	1,949
Change in fair value of contingent consideration, including unrealized foreign exchange gain	(1,431)	(147)
Deferred income taxes	(113)	(158)
Other	38	38
Changes in operating assets and liabilities:
Accounts receivable	23,472	15,240
Unbilled receivables, current	(3,886)	(2,198)
Prepaid expenses and other assets	(1,342)	(1,307)
Deferred commissions	121	(394)
Accounts payable and accrued liabilities	(11,277)	(15,827)
Deferred revenue, net	222	7,112
Operating lease liabilities	(1,571)	(2,137)
Other liabilities	(1,621)	(217)
Net cash provided by operating activities	11,612	3,215
Cash Flows from Investing Activities:
Purchases of property and equipment	(1,141)	(1,668)
Capitalized internal-use software costs	(1,861)	(1,266)
Net cash used in investing activities	(3,002)	(2,934)
Cash Flows from Financing Activities:
Payments for deferred offering costs	(633)	—
Proceeds from stock option exercises	2,324	1,029
Payments related to tax withholding for vested equity awards	—	(1,501)
Payments of deferred contingent consideration associated with acquisitions	—	(9,299)
Net cash provided by (used in) financing activities	1,691	(9,771)
Effect of foreign currency exchange rate changes on cash and cash equivalents	261	(968)
Net increase (decrease) in cash, cash equivalents and restricted cash	10,562	(10,458)
Cash, cash equivalents and restricted cash - beginning of period	131,185	54,311
Cash, cash equivalents and restricted cash - end of period	$141,747	$43,853

INTAPP, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited, in thousands, except per share data and percentages)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP financial measures for the periods indicated below:

Non-GAAP Gross Profit

	Three Months Ended September 30,
	2023	2022
GAAP gross profit	$70,002	$54,204
Adjusted to exclude the following:
Stock-based compensation	1,874	1,033
Amortization of intangible assets	1,055	1,496
Non-GAAP gross profit	$72,931	$56,733
Non-GAAP gross margin	71.8%	71.3%

Non-GAAP Operating Expenses

	Three Months Ended September 30,
	2023	2022
Research and development	$28,496	$19,679
Stock-based compensation	(4,646)	(2,134)
Non-GAAP research and development	$23,850	$17,545

Sales and marketing	$34,419	$31,312
Stock-based compensation	(5,339)	(5,753)
Amortization of intangible assets	(1,487)	(1,464)
Non-GAAP sales and marketing	$27,593	$24,095

General and administrative	$21,052	$20,410
Stock-based compensation	(6,898)	(6,848)
Amortization of intangible assets	(163)	(121)
Change in fair value of contingent consideration	1,431	—
Transaction costs (1)	(328)	(159)
Non-GAAP general and administrative	$15,094	$13,282

Non-GAAP Operating Profit

	Three Months Ended September 30,
	2023	2022
GAAP operating loss	$(13,965)	$(19,146)
Adjusted to exclude the following:
Stock-based compensation	18,757	15,768
Amortization of intangible assets	2,705	3,081
Lease modification and impairment	—	1,949
Change in fair value of contingent consideration	(1,431)	—
Transaction costs (1)	328	159
Non-GAAP operating profit	$6,394	$1,811

Non-GAAP Net Income

	Three Months Ended September 30,
	2023	2022
GAAP net loss	$(15,321)	$(20,054)
Adjusted to exclude the following:
Stock-based compensation	18,757	15,768
Amortization of intangible assets	2,705	3,081
Lease modification and impairment	—	1,949
Change in fair value of contingent consideration	(1,431)	—
Transaction costs (1)	328	159
Income tax effect of non-GAAP adjustments (2)	(415)	—
Non-GAAP net income	$4,623	$903

GAAP net loss per share, basic and diluted	$(0.22)	$(0.32)
Non-GAAP net income per share, diluted	$0.06	$0.01

Weighted-average shares used to compute GAAP net loss per share, basic and diluted	68,937	62,864
Weighted-average shares used to compute non-GAAP net income per share, diluted	79,567	68,092

(1)
Consists of acquisition-related transaction costs and costs related to certain non-capitalized offering-related expenses.
(2)
The income tax effect of non-GAAP adjustments for the three months ended September 30, 2022 was immaterial.